UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 21, 2014

SABRE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3150 Sabre Drive, Southlake, Texas		76092
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(682) 605-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

As previously disclosed, Sabre Corporation (the "Company") is a party to a Management Stockholders’ Agreement (the "MSA") with former and current employees that was executed when those employees obtained stock in the Company, in most cases prior to the Company’s initial public offering. Under the MSA, these current and former employees are entitled to specified registration rights with respect to their shares of common stock in the Company ("Shares") and are obligated to comply with specified transfer restrictions with respect to those Shares. These transfer restrictions will terminate by their terms once the Company has a public float of 20%.

As of November 21, 2014, the Company intends to waive the transfer restrictions for certain of its current and former employees who are party to the MSA and who own Shares or options exercisable for Shares (such employees, the "MSA Waiver Employees" and such Shares, the "MSA Shares"), representing approximately 1.3 million MSA Shares and 4.2 million options exercisable for Shares. No current executive officer of the Company is a MSA Waiver Employee. The Company will inform the MSA Waiver Employees that the MSA transfer restrictions applicable to their MSA Shares are expected to be waived as of such date. This waiver is in addition to the waiver of MSA transfer restrictions for certain former employees described in a Form 8-K furnished by the Company on September 12, 2014.

Upon the waiver of the transfer restrictions described above, the MSA Waiver Employees will be eligible to sell their MSA Shares, including pursuant to the resale provisions of Rule 144 under the Securities Act of 1933, as amended.

This current report does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful.

Note: Information in this report furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE CORPORATION

November 21, 2014	By:	/s/ Rachel A. Gonzalez

Name: Rachel A. Gonzalez
Title: General Counsel